UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

CYALUME TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52247	20-3200738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Windsor Street	01089
West Springfield, Massachusetts	(Zip Code)
(Address of Principal Executive Offices)

(413) 858-2500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2013, Cyalume Technologies Holdings, Inc. (the “Company”) announced that Michael J. Pellicci had been appointed as the Company’s new Chief Financial Officer. Mr. Pellicci’s appointment as Chief Financial Officer was effective as of April 29, 2013. Michael Bielonko, who had served as the Company’s Chief Financial Officer, will now serve as the Company’s Vice President of Finance.

From March 2006 to October 2012, Mr. Pellicci was employed by Tropical Shipping and Construction Company Limited (“Tropical”), a containerized shipping company that was a subsidiary of Nicor and then AGL Resources (through the merger of Nicor and AGL Resources in December 2011). From November 2011 to October 2012 Mr. Pellicci was President, Chief Executive Officer and Chairman of Tropical, from January 2011 to November 2011 Mr. Pellicci was President, and from March 2006 to January 2011 he was Chief Financial Officer. Prior to Tropical, he was employed from January 2001 to July 2005 at Seabulk International, Inc., a shipping company operating in the tanker, towing and offshore segments, in various financial positions with the most recent being Senior Vice President – Finance and Planning, Treasurer & Chief Accounting Officer. Seabulk was acquired by SEACOR Holdings Inc. in July 2005, and Mr. Pellicci remained with SEACOR through January 2006 as Vice President – Finance. From November 1989 to January 2001 he was employed by Caraustar Industries, Inc., a manufacturer of recycled paperboard and converted products, in various financial positions including Director of Corporate Finance and Corporate Controller. From October 1987 to November 1989 Mr. Pellicci was an auditor with Arthur Andersen. Mr. Pellicci holds a B.S. in Business Administration from The Citadel and an M.B.A. from Georgia State University. Mr. Pellicci, age 49, is a C.P.A.

Pellicci Employment Agreement

On April 29, 2013, Cyalume Technologies, Inc., a wholly-owned subsidiary of the Company (“CTI”), and Mr. Pellicci entered into an employment agreement (the “Pellicci Employment Agreement”), pursuant to which Mr. Pellicci will serve as Chief Financial Officer of CTI. The Pellicci Employment Agreement has an initial term of three years and continues thereafter for successive one-year periods unless and until terminated by either party upon thirty days’ written notice prior to the agreement’s anniversary/expiration date, or until otherwise terminated by either party.

Mr. Pellicci will receive an annual base salary of $235,000 for the term of the Pellicci Employment Agreement, subject to annual adjustments at the sole discretion of CTI’s board of directors. Mr. Pellicci is also eligible to receive an annual bonus based on certain predetermined yearly performance targets (“Annual Performance Targets”). If CTI’s performance meets, but does not exceed, the Annual Performance Targets for a given fiscal year, the amount of the bonus for such fiscal year shall equal 50% of the annualized rate of Mr. Pellicci’s base salary in effect as of the end of such fiscal year. If CTI’s performance exceeds the Annualized Performance Targets for a given fiscal year, the amount of the bonus for such fiscal year shall equal 50% of the annualized rate of Mr. Pellicci’s base salary in effect as of the end of such fiscal year, plus an additional 1% of such annualized rate for each 1% by which CTI’s performance exceeds the Annualized Performance Targets for such fiscal year. If CTI’s performance fails to meet the Annualized Performance Targets for a given fiscal year, the amount of the bonus for such fiscal year shall equal 50% of the annualized rate of Mr. Pellicci’s base salary in effect as of the end of such fiscal year, less 2% of such annualized rate for each 1% by which CTI’s performance failed to meet the Annualized Performance Targets for such fiscal year, provided, however, that Mr. Pellicci shall not be eligible for any bonus for a given fiscal year in which CTI’s performance was less than or equal to 70% of the Annualized Performance Targets for such fiscal year.

In the event Mr. Pellicci’s employment under the Pellicci Employment Agreement is terminated by CTI without “Cause” or by non-renewal, or by Mr. Pellicci for “Good Reason” (each as defined in the Pellicci Employment Agreement), in addition to the amounts accrued to him, Mr. Pellicci would be entitled to receive continued payment of his base salary then in effect for a 12-month period, subject to Mr. Pellicci signing a release of claims in favor of the Company and its affiliates.

During the term of the Pellicci Employment Agreement and for a period of two years thereafter, Mr. Pellicci is subject to non-solicitation and non-competition provisions. Mr. Pellicci is also subject to confidentiality provisions both during and after his employment with CTI.

Pursuant to the Pellicci Employment Agreement, on April 29, 2013 Mr. Pellicci received an option to purchase up to 200,000 shares of the Company’s common stock at an exercise price per share of $2.10 (the “Option”), pursuant to the Company’s 2009 Omnibus Securities and Incentive Plan (the “Plan”), subject to the approval by the Company’s stockholders of the proposed amendment to the Plan to be considered at the 2013 annual meeting of stockholders. The Option becomes exercisable annually in five equal installments on each of the first five anniversaries of the date of grant. The Option provides that, in the event that, prior to the date that the Option is fully exercisable, there is a Change of Control (as defined in the Plan) or Mr. Pellicci’s employment is terminated by CTI without Cause or by Mr. Pellicci for Good Reason, the Option shall become fully exercisable as of the date of such Change of Control or termination, provided, however, that if such termination of Mr. Pellicci’s employment occurs within the first 18 months after the date of the Pellicci Employment Agreement, then only two-fifths of the Option shall become fully exercisable as of the date of such termination.

Amendment to Bielonko Employment Agreement

Also on April 29, 2013, the Company and Mr. Bielonko entered into an amendment (the “Amendment”) to the Amended and Restated Employment Agreement dated April 19, 2012, between the Company and Mr. Bielonko, (the “Bielonko Employment Agreement”). Pursuant to the Amendment, Mr. Bielonko will be employed by CTI as Vice President of Finance, for a term that expires on December 31, 2013 (subject to extension by mutual agreement of the parties). In the event Mr. Bielonko’s employment under the Bielonko Employment Agreement, as amended, is terminated by CTI without “Cause” or by non-renewal, or by Mr. Bielonko for “Good Reason” (each as defined in the Bielonko Employment Agreement), in addition to the amounts accrued to him, Mr. Bielonko would be entitled to receive continued payment of his base salary then in effect for a six-month period, subject to Mr. Bielonko signing a release of claims in favor the Company and its affiliates. Pursuant to the Amendment, Mr. Bielonko will be entitled to receive, in lieu of any other bonuses payable under the Bielonko Employment Agreement, a cash bonus on account of the 2013 fiscal year in the amount of $100,000, provided that (i) Mr. Bielonko performs his obligations under the Bielonko Employment Agreement and (ii) Mr. Bielonko does not resign and his employment is not terminated by CTI for Cause prior to December 31, 2013.

The foregoing summaries of the Pellicci Employment Agreement and the Amendment are qualified in their entirety by reference to the Pellicci Employment Agreement and the Amendment, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein.

Item 8.01 Other Events.

On April 30, 2013, the Company issued a press release announcing the executive transition described in Item 5.02 above. A copy of that press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Employment Agreement between Cyalume Technologies, Inc. and Michael J. Pellicci, dated April 29, 2013.

10.2	Amendment to Amended and Restated Employment Agreement between Cyalume Technologies, Inc. and Michael Bielonko, dated April 29, 2013.

99.1	Press release dated April 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By	/s/ Zivi Nedivi
Name:	Zivi Nedivi
Title:	President and Chief Executive Officer

Date: May 1, 2013

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Cyalume Technologies, Inc. and Michael J. Pellicci, dated April 29, 2013.

10.2	Amendment to Amended and Restated Employment Agreement between Cyalume Technologies, Inc. and Michael Bielonko, dated April 29, 2013.

99.1	Press release dated April 30, 2013.